Exhibit 99 (a)



Excellence in Electronics, Telecommunications, Automotive, Publishing
--------------------------------------------------------------------------------

                                  NEWS RELEASE

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
FOR IMMEDIATE RELEASE   INVESTORS: STEPHEN J. SMITH            MEDIA: MELODYE DEMASTUS
                                   VP, TREASURER & ASST. SEC.         MELROSE CONSULTING
                                   (614) 791-3101                     (614) 771-0860

               INSILCO HOLDING CO. REPORTS SECOND QUARTER RESULTS

         COLUMBUS, OHIO, AUGUST 5, 1999 - INSILCO HOLDING CO. (OTC BULLETIN
BOARD: INSL) today reported sales and operating results for its second quarter and six months ended June 30, 1999.

         Sales were up 5% to $178.4 million for the 1999 second quarter, compared to $170.0 million recorded in the year ago second quarter. For the six months ended June 30, 1999 and 1998, sales were $305.3 million and $287.3 million, respectively.

         The Company reported EBITDA (earnings before interest, taxes, depreciation, amortization, other income, one-time charges and restructuring charges, plus cash dividends received from Thermalex, the Company's 50% owned joint venture, "EBITDA") of $23.8 million for the 1999 second quarter, compared to $23.0 million recorded in the 1998 second quarter. For the first six months of 1999, EBITDA was $40.2 million, compared to $38.9 million recorded in the first six months of 1998.

         The Company also reported a net loss of ($5.2) million for the 1999 second quarter compared to net income of $4.4 million for the 1998 second quarter. For the six months of 1999, the Company reported a net loss of ($6.1) million, compared to net income of $7.2 million recorded in the first six months of 1998. The decrease in net income for the first six months of 1999 resulted principally from increased interest expense of $9.8 million as a result of the third quarter 1998 recapitalization and merger and second quarter 1999 charges of $8.8 million related to the corporate office restructuring and the previously announced closure of the Company's McKenica division. Net cash charges resulting from these restructuring items were approximately $2.0 million.

BUSINESS DISCUSSION

         The Company's Automotive Components Group reported 3% sales growth in the 1999 second quarter to $56.2 million, from $54.4 million reported in the year earlier second quarter. EBITDA for the Group was $8.2 million and $8.7 million for the second quarters of 1999 and 1998, respectively. Quarterly results reflected higher sales of specialty heat exchangers, aluminum tubing and transmission components. However, continued weak demand for industrial radiators and aftermarket heat exchanger tubing resulted in lower EBITDA for the Group.

         The Company's Technologies Group reported 14% sales growth in the 1999 second quarter to $55.8 million compared to $48.8 million recorded in the 1998 second quarter. Second quarter 1999 sales included $10.4 million from the Company's EFI and European cable assembly acquisitions which were completed after the second quarter of 1998. EBITDA for the Technologies Group was $7.2 million in the 1999 second quarter, compared to $7.9 million recorded in the 1998 second quarter. Excluding the impact of the acquisitions, second quarter revenues were lower than the previous year, reflecting continuing weak demand from the electronics market and certain telecommunications customers. Despite the lower sales in the quarter, the Company indicated it was seeing encouraging signs of improving demand in its markets for the second half of the year, particularly for cable assemblies and power transformers.

         Sales at Taylor Publishing were $59.6 million in the 1999 second quarter, compared to $59.5 million recorded in the year ago second quarter. For its seasonally important second quarter, Taylor's EBITDA increased over 30% to $9.9 million, compared to EBITDA of $7.5 million in the year ago second quarter, reflecting improved operating performance.

CEO COMMENTS

         David A. Kauer, Insilco President and CEO, said, "We were very pleased with the substantial operating earnings improvement at Taylor Publishing, during its important peak yearbook season. The process improvements implemented over the past year by Taylor's new management team resulted in significantly improved on-time delivery performance, increased productivity and lower costs."

         Kauer continued, "While specialty heat exchangers and worldwide tubing sales were higher in the second quarter, sales of higher margin industrial radiators and related components remained soft. In the Technologies Group, market conditions, including customer inventory corrections and continued pricing pressures, negatively impacted performance. We are, however, beginning to see improvement in the level of quote and orders activity across our product lines in this segment, and in the industrial radiator market as well."

         Kauer concluded, "We continued to make progress during the second quarter in achieving our goal of significantly reducing operating expenses during 1999, as evidenced by our announcement late in the quarter regarding the restructuring of our corporate staff, which is expected to generate approximately $3.5 million in annualized savings. We continue to rationalize our manufacturing facilities to better utilize low cost facilities and to consolidate facilities where practical. In addition, as part of our EFI integration, we have removed $1.5 million in annualized cost and have consolidated our two precision stamping operations in El Paso, Texas. We also continue to explore potential divestitures of business units that do not meet our long-term strategic goals."

         Insilco Holding Co., based in suburban Columbus, Ohio, is a diversified manufacturer of industrial components and a supplier of specialty publications. The Company's industrial business units serve the automotive, electronics, telecommunications and other industrial markets, and its publishing business serves the school yearbook market. The Company had 1998 revenues in excess of $535 million.

         The statements made in this press release which are not historical facts may be deemed forward looking statements, and, as such, are subject to certain risks and uncertainties, including statements with respect to the Company's long-term outlook; growth prospects; slowdown in the electronics markets; the ability to improve operating efficiencies and to further reduce expenses, possible acquisitions and divestitures. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors which could cause results to differ materially include, but are not limited to the following: delays in new product introductions, lack of market acceptance for new products, changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, adverse changes in operating performance, changes in interest rates, and adverse economic conditions which could affect the amount of cash available for debt servicing and capital investments. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including, but not limited to, the Company's report on Form 10-K/A for the year ended December 31, 1998 and the Company's report on Form 10-Q for March 31, 1999. Copies of these filings may be obtained by contacting the Company or the SEC.

Investor Relations Contact: Stephen J. Smith, (614) 791-3101 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.
                      -----------------------

                              INSILCO HOLDING CO.
                Condensed Consolidated Statements of Operations
                                  (Unaudited)
                  (Amounts in millions except per share data)

                             FOR THE QUARTER ENDED



                                                              Actual       Pro forma(1)
                                                             June 30,       June 30,
                                                          --------------    --------
                                                          1999      1998      1998
                                                          ----      ----      ----
Sales                                                    $178.4    $170.0    $170.0
Cost of sales, excluding depreciation (1999 includes
$3.2 of restructuring expenses)                           123.9     115.1     115.1
Selling, general and administrative expenses,
excluding depreciation (1999 includes $.2 of
restructuring expenses)                                    34.3      32.3      32.3
Depreciation and amortization expense                       6.9       6.4       6.4
Significant legal, professional and merger fees             2.5       2.0       0.7
Restructuring charge                                        5.5       --        --
                                                         ------     -----     -----
    Operating income                                        5.3      14.2      15.5
Interest expense, net                                     (12.1)     (6.9)    (11.5)
Equity in net income of Thermalex                           1.0       0.7       0.7
Other income, net                                           0.1       1.4       1.4
                                                         ------     -----     -----
    Income (loss) before income taxes                      (5.7)      9.4       6.1
Income tax benefit (expense)                                0.5      (5.0)     (2.2)
                                                         ------     -----     -----
    Net income (loss)                                      (5.2)      4.4       3.9
Preferred stock dividend                                   (1.5)      --       (1.4)
                                                         ======     =====     =====
    Net income (loss) available to common                $ (6.7)   $  4.4    $  2.5
                                                         ======     =====     =====


Cash dividend from Thermalex                             $  --     $  --     $  --
                                                         ======     =====     =====

Earnings before other income, interest, taxes,
depreciation, amortization, and one-time items, plus
cash dividend from Thermalex                             $ 23.8    $ 23.0    $ 23.0
                                                         ======     =====     =====

Capital expenditures                                     $ (4.5)   $ (5.1)   $ (5.1)
                                                         ======     =====     =====


Income (loss) per share available to common              $(3.98)   $ 1.06    $ 1.62
                                                         ======     =====     =====

(1) Pro forma to show results as if the August 17, 1998 merger with DLJ Merchant Banking Partners occurred as of the beginning of the year.

                              INSILCO HOLDING CO.
                Condensed Consolidated Statements of Operations
                                  (Unaudited)
                  (Amounts in millions except per share data)

                                FOR YEAR TO DATE

                                                              Actual       Pro forma(1)
                                                             June 30,       June 30,
                                                         ----------------  ----------
                                                          1999      1998      1998
                                                          ----      ----      ----
Sales                                                    $305.3    $287.3    $287.3
Cost of sales, excluding depreciation (1999 includes
$3.2 of restructuring expenses)                           219.9     200.7     200.7
Selling, general and administrative expenses,
excluding depreciation (1999 includes $.2 of
restructuring expenses)                                    51.9      49.7      49.7
Depreciation and amortization expense                      11.8      10.6      10.6
Significant legal, professional and merger fees             2.5       2.3       1.0
Restructuring charge                                        5.5      --        --
                                                         ------     -----     -----
    Operating income                                       13.7      24.0      25.3
Interest expense, net                                     (23.3)    (13.8)    (22.9)
Equity in net income of Thermalex                           1.9       1.5       1.5
Other income, net                                           0.3       2.0       2.0
                                                         ------     -----     -----
    Income (loss) before income taxes                      (7.4)     13.7       5.9
Income tax benefit (expense)                                1.3      (6.5)     (2.2)
                                                         ------     -----     -----
    Net income (loss)                                      (6.1)      7.2       3.7
Preferred stock dividend                                   (2.9)     --        (2.7)
                                                         ======     =====     =====
    Net income (loss) available to common                $ (9.0)   $  7.2    $  1.0
                                                         ======     =====     =====


Cash dividend from Thermalex                             $  2.9    $  1.3    $  1.3
                                                         ======     =====     =====

Earnings before other income, interest, taxes,
depreciation, amortization, and one-time items,
plus cash dividend from Thermalex                        $ 40.2    $ 38.9    $ 38.9
                                                         ======     =====     =====

Capital expenditures                                     $ (7.7)   $(10.9)   $(10.9)
                                                         ======     =====     =====


Income (loss) per share available to common              $(5.51)  $  1.74   $  0.61
                                                         ======     =====     =====

(1) Pro forma to show results as if the August 17, 1998 merger with DLJ Merchant Banking Partners occurred as of the beginning of the year.

                              INSILCO HOLDING CO.
                                  (Unaudited)
                             (Amounts in millions)

                           SUPPLEMENTAL SEGMENT DATA

                                             Quarter Ended              Year to Date
                                               June 30,                   June 30,
                                          -------------------        -----------------
                                           1999         1998          1999       1998
                                           ----         ----          ----       ----
SALES
Industrial Businesses:
   Technologies Group                     $ 55.8       $ 48.8         $111.2    $ 99.0
   Automotive Components                    56.2         54.4          113.1     108.9
                                           -----       ------         ------    ------
      Total Industrial Businesses          112.0        103.2          224.3     207.9
Specialty Publishing                        59.6         59.5           66.1      64.5
Other                                        6.8          7.3           14.9      14.9
                                           =====       ======         ======    ======
      Total Sales                         $178.4       $170.0         $305.3    $287.3
                                           =====       ======         ======    ======

EBITDA
Industrial Businesses:
   Technologies Group                     $  7.2       $  7.9         $ 14.2    $ 16.0
   Automotive Components                     8.2          8.7           16.4      17.2
                                           -----       ------         ------    ------
      Total Industrial Businesses           15.4         16.6           30.6      33.2
Specialty Publishing                         9.9          7.5            9.5       7.3
Other                                        0.2          0.6            0.9       1.0
Unallocated Corporate                       (1.7)        (1.7)          (3.7)     (3.9)
Thermalex Cash Dividend                      --           --             2.9       1.3
                                           =====       ======         ======    ======
      Total EBITDA                        $ 23.8       $ 23.0         $ 40.2    $ 38.9
                                           =====       ======         ======    ======

SALES GROWTH VS. PRIOR YEAR
Industrial Businesses:
   Technologies Group                       14.3%                       12.3%
   Automotive Components                     3.3%                        3.9%
                                           -----                      ------
      Total Industrial Businesses            8.5%                        7.9%
Specialty Publishing                         0.2%                        2.5%
Other                                       (6.8)%                       0.0%
                                           =====                      ======
      Total Sales                            4.9%                        6.3%
                                           =====                      ======

EBITDA % OF SALES
Industrial Businesses:
   Technologies Group                       12.9%        16.2%          12.8%     16.2%
   Automotive Components                    14.6%        16.0%          14.5%     15.8%
                                           -----       ------         ------    ------
      Total Industrial Businesses           13.8%        16.1%          13.6%     16.0%
Specialty Publishing                        16.6%        12.6%          14.4%     11.3%
Other                                        2.9%         8.2%           6.0%      6.7%
Unallocated Corporate                        --           --             --        --
Thermalex Cash Dividend                      --           --             --        --
                                           =====       ======         ======    ======
      Total EBITDA                          13.3%        13.5%          13.2%     13.5%
                                           =====       ======         ======    ======

                              INSILCO HOLDING CO.
                     Condensed Consolidated Balance Sheets
                                  (Unaudited)
                             (Amounts in millions)

                                                      June 30,     June 30,     December 31,
                                                       1999         1998            1998
                                                     ---------     --------     ------------
               ASSETS
Current assets:
  Cash and cash equivalents                           $  10.2        $  7.0        $   7.4
  Receivables, net                                       99.2          88.6           84.2
  Inventories, net                                       65.4          61.9           64.6
  Current portion of deferred taxes                       2.1           --             6.2
  Prepaid expenses                                        4.5           3.2            4.4
                                                       ------        ------        -------
       Total current assets                             181.4         160.7          166.8

Property, plant and equipment, net                      123.7         113.3          114.7
Goodwill, net                                            16.8          13.1           13.6
Deferred taxes                                            8.2           --             1.9
Investment in unconsolidated subsidiaries                10.9          10.1            9.0
Other assets and deferred charges                        20.1          16.9           21.3
                                                       ======        ======        =======
       Total assets                                   $ 361.1        $314.1        $ 327.3
                                                       ======        ======        =======

     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                    $  37.3        $ 36.8        $  34.5
  Accrued expenses and other                             64.6          48.2           58.2
  Accrued interest payable                                6.1           7.1            4.2
  Current portion of deferred taxes                       --            0.9            --
  Current portion of long-term debt                       1.3           --             1.3
  Current portion of long-term obligations                1.0           3.5            1.9
                                                       ------        ------        -------
       Total current liabilities                        110.3          96.5          100.1

Long-term debt                                          411.9         264.8          383.1
Other long-term obligations                              47.3          42.3           46.3
Deferred taxes                                            --            1.3            --
Minority interest                                         0.1           --             --
Preferred stock                                          37.0           --            34.1
Stockholders' deficit                                  (245.5)        (90.8)        (236.3)
                                                       ------        ------        -------
       Total liabilities and stockholders' deficit    $ 361.1        $314.1        $ 327.3
                                                       ======        ======        =======